Exhibit 10.10
Second Amendment to Employment Agreement
     This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into by and between Study Island, LLC, a Delaware limited liability company (the “Company”) and David Muzzo (the “Executive”) as of December 31, 2008 for purposes of amending that certain employment agreement by and between the Company and the Executive dated January 10, 2007, as amended by that certain letter agreement by and between the Company and the Executive dated November 21, 2008 (the “Employment Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.
W I T N E S S E T H
     WHEREAS, the Company and the Executive desire to amend the Employment Agreement to bring the provisions into compliance with Section 409A of the Internal Revenue Code of 1986, as amended;
     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereafter set forth and for other good and valuable consideration, the Company and the Executive agree as follows:
     1. Section 4.2 of the Employment Agreement is hereby amended by adding the following sentence to the end of said section:
The bonus payments, if any, shall be paid by the Company no later than the 15th day of the third calendar month of the fiscal year following the fiscal year to which such annual bonus relates.
     2. Section 7.1 of the Employment Agreement is hereby amended by deleting said section in its entirety and replacing it with the following:
     7.1 Termination by the Company:
     (a) If the Company terminates the Executive’s employment without Cause (other than as result of death or total disability), and such termination constitutes a “separation from service” under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), he will not be entitled to receive any of the payments or benefits provided for herein except the Company shall (i) pay his base salary through the Termination Date, (ii) pay him an amount equal to his base salary during the Severance Period (as defined in Section 7.7 below) payable in equal installments, in accordance with the Company’s normal payroll practices, beginning with the first payroll date following the 45th day after the Termination Date, (iii) provide the Executive with all benefits that are accrued but unpaid as of the Termination Date, and (iv) provide the Executive with all benefits expressly available upon termination of employment in accordance with the plans and programs of the Company applicable to the Executive on the

Termination Date (but without duplication of any benefits or payments otherwise provided for hereunder).
     (b) If the Company terminates the Executive’s employment for Cause, and such termination constitutes a “separation from service” under Section 409A, he will not be entitled to receive any of the payments or benefits provided for herein except the Company shall (i) pay his base salary through the Termination Date, (ii) provide the Executive with all benefits that are accrued but unpaid as of the Termination Date, and (iii) provide the Executive with all benefits expressly available upon termination of employment in accordance with the plans and programs of the Company applicable to the Executive on the Termination Date (but without duplication of any benefits or payments otherwise provided for hereunder).
     3. Section 7.2 of the Employment Agreement is hereby amended by deleting said section in its entirety and replacing it with the following:
     7.2 Termination by the Executive:
     (a) If the Executive terminates his employment with the Company with Good Reason (as hereinafter defined), and such termination constitutes a “separation from service” under Section 409A, he will not be entitled to receive any of the payments or benefits provided for herein except the Company shall (i) pay his base salary through the Termination Date, (ii) pay him an amount equal to his base salary during the Severance Period payable in equal installments, in accordance with the Company’s normal payroll practices, beginning with the first payroll date following the 45th day after the Termination Date, (iii) provide the Executive with all benefits that are accrued but unpaid as of the Termination Date, and (iv) provide the Executive with all benefits expressly available upon termination of employment in accordance with the plans and programs of the Company applicable to the Executive on the Termination Date (but without duplication of any benefits or payments otherwise provided for hereunder).
     (b) If the Executive terminates his employment with the Company without Good Reason, and such termination constitutes a “separation from service” under Section 409A, he will not be entitled to any payments or benefits provided for herein except the Company shall (i) pay his base salary through the Termination Date, (ii) provide the Executive with all benefits that are accrued but unpaid as of the Termination Date, and (iii) provide the Executive with all benefits expressly available upon termination of employment in accordance with the plans and programs of the Company applicable to the Executive on the Termination Date (but without duplication of any benefits or payments otherwise provided for hereunder).
     4. Section 7.3 of the Employment Agreement is hereby amended by deleting said section in its entirety and replacing it with the following:

     7.3 Expiration of Term, Death or Disability: If the Executive’s employment is terminated pursuant to Section 6.3 hereof as a result of the expiration of the term of such employment, or his death or total disability, and such termination constitutes a “separation from service” under Section 409A, he will not be entitled to any payments or benefits provided for herein except the Company shall (i) pay his base salary through the Termination Date, (ii) provide the Executive with all benefits that are accrued but unpaid as of the Termination Date, and (iii) provide the Executive with all benefits expressly available upon termination of employment in accordance with the plans and programs of the Company applicable to the Executive on the Termination Date (but without duplication of any benefits or payments otherwise provided for hereunder).
     5. Section 7.4 of the Employment Agreement is hereby amended by deleting said section in its entirety and replacing it with the following:
     7.4 Payment Schedule: All payments of base salary under this Section 7 (excluding wages for services performed prior to the Termination Date) shall be paid in accordance with the Company’s normal payroll practices, beginning with the first payroll date following the 45th day after the Termination Date. Payment of wages for services performed prior to the Termination Date shall be paid in accordance with the Company’s normal payroll practices without regard to the 45 day delay. Any bonus amounts due under this Section 7 shall be paid promptly following the Company’s receipt of its audited financial statements for the year during which the Termination Date occurs, but in no event later than the 15th day of the third calendar month of the fiscal year following the fiscal year in which the Termination Date occurred, and in no event earlier than the 45th day following the Termination Date. Each payment made in accordance with this Section 7 shall be treated as a separate payment for purposes of Section 409A, to the extent Section 409A applies to such payments.
     6. Section 7.6 of the Employment Agreement is hereby amended by deleting said section in its entirety and replacing it with the following:
     7.6 Good Reason: Whenever reference is made in this Agreement to termination being with or without Good Reason, “Good Reason” shall mean the occurrence of any of the following events without the Executive’s express written consent: (i) any material breach by the Company of any material provision of this Agreement, (ii) a material reduction in the Executive’s base salary, or (iii) a material reduction or diminution of the Executive’s duties, responsibilities or authorities which are caused by an act of the Company. The Company shall have 30 days after receipt of notice from the Executive setting forth the specific conduct that constitutes Good Reason, to cure such conduct that would result in Good Reason. The Executive may not resign his employment for Good Reason unless the executive has provided the Company with at least 30 days prior written notice of his intent to resign for Good Reason (which notice must be provided within 60 days following (x) the occurrence of the event(s) purported to constitute Good Reason, or (y) if the Executive did not know of the occurrence of any of such events, the date on which the Executive had actual knowledge of the occurrence of any of such events) and has set forth in reasonable detail the specific conduct that constitutes Good Reason and the specific provisions of this Agreement on which the Executive relies.
     7. Section 7.8 of the Employment Agreement is hereby amended by deleting said section in its entirety and replacing it with the following:
     7.8 Payments Contingent on Release: The Company’s obligation to make any payments of base salary or bonus under this Section 7 shall be contingent upon the Executive executing a general release concerning the Executive’s employment in form and substance reasonably acceptable to the Company and the Executive, within 45 days following the Termination Date. No such contingency shall apply to any obligation to provide benefits under this Section 7.
     8. Except as expressly amended by this Amendment, the Employment Agreement shall continue in full force and effect in accordance with the provisions thereof.
The next page is the signature page.

     IN WITNESS WHEREOF, the parties have executed and entered into this Amendment on the date set forth above.

EXECUTIVE:
/s/ David Muzzo
David Muzzo

STUDY ISLAND, LLC
By:	/s/ Timothy McEwen
Name:	Timothy McEwen
Title:	CEO